SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2007

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-27927	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 3.03. MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS.

On August 13, 2007, the Board of Directors (the "Board") of Charter Communications, Inc., a Delaware corporation (the "Company"), adopted a rights plan and declared a dividend of one preferred share purchase right for each outstanding share of Class A common stock and Class B common stock.  The dividend is payable to our stockholders of record as of August 31, 2007.  The terms of the rights and the rights plan are set forth in a Rights Agreement, by and between us and Mellon Investor Services LLC, a New Jersey limited liability company, as Rights Agent, dated as of August 14, 2007 (the "Rights Plan").

This summary of rights provides only a general description of the Rights Plan, and thus, should be read together with the entire Rights Plan, which is filed as an exhibit to this Form 8-K and incorporated into this summary by reference.  All capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Rights Plan.

Our Board adopted the Rights Plan in an effort to protect stockholder value by attempting to protect against a possible limitation on our ability to use our net operating loss carryforwards (the "NOLs") to reduce potential future federal income tax obligations.  We have experienced and continue to experience substantial operating losses, and under the Internal Revenue Code and rules promulgated by the Internal Revenue Service, we may "carry forward" these losses in certain circumstances to offset any current and future earnings, and thus reduce our federal income tax liability, subject to certain requirements and restrictions.  To the extent that the NOLs do not otherwise become limited, we believe that we will be able to carry forward a substantial amount of NOLs, and therefore these NOLs could be a substantial asset to us.  However, if we experience an "Ownership Change," as defined in Section 382 of the Internal Revenue Code, our ability to use the NOLs could be substantially limited, and the timing of the usage of the NOLs could be substantially delayed, which could therefore significantly impair the value of that asset.

The Rights Plan is intended to act as a deterrent to any person or group acquiring 5.0% or more of our outstanding Class A common stock (an “Acquiring Person”) without the approval of our Board.  The holdings of independently managed mutual funds should not be combined for purposes of calculating ownership percentages under the Rights Plan. Stockholders who own 5.0% or more of our outstanding Class A common stock as of the close of business on August 13, 2007 will not trigger the Rights Plan so long as they do not acquire any additional shares of our Class A common stock.  The Rights Plan does not exempt any future acquisitions of Class A common stock by such persons.  Any rights held by an Acquiring Person are void and may not be exercised.  Our Board may, in its sole discretion, exempt any person or group from being deemed an Acquiring Person for purposes of the Rights Plan.

The Rights.  Our Board authorized the issuance of one right per each outstanding share of our Class A common stock and Class B common stock on August 31, 2007.  The rights will not be exercisable until 10 business days after a public announcement by us that a person or group has become an Acquiring Person.

We refer to the date that the rights become exercisable as the "Distribution Date."  Until the Distribution Date, our Class A common stock and Class B common stock certificates will evidence the rights and will contain a notation to that effect.  Any transfer of shares of Class A common stock and/or Class B common stock will constitute a transfer of the associated rights.

Exchange.  Except as may be determined by the Board, with the consent of a majority of the shares of Class B common stock, after the Distribution Date, we will exchange all of the then-outstanding, valid and exercisable rights, except rights held by any Acquiring Person or any Affiliate, Associate or transferee of any Acquiring Person, for 2.5 shares of Class A common stock and/or Class B common stock, as applicable, or an equivalent security.

If the Board and the holders of the majority of the Class B common stock determine that the exchange will not occur after the Distribution Date, all holders of rights, except any Acquiring Person or any affiliate, associate or transferee of any Acquiring Person, may exercise their rights upon payment of the purchase price to purchase five (5) shares of our Class A common stock and/or Class B common stock, as applicable (or other securities or assets as determined by our Board) at a 50% discount to the then current market price ("Purchase Price").

Further, upon an issuance of Class A common stock and/or Class B common stock under the Rights Plan, additional membership units will be issued to the Company, as holder of the Class B common membership units, by Charter Communications Holding Company, LLC ("Holdco"), to mirror at Holdco the economic effect of such issuance of common stock.  Holders of the Holdco common membership units that are convertible into shares of our Class B common stock will have equivalent rights which may be exercised, on generally the same terms and conditions as set forth in the Rights Plan, for additional Holdco common membership units.

Expiration.  The rights and the Rights Plan will expire on the earlier of: (i) a determination by holders of a majority of the shares of Class B common stock to terminate the Rights Plan, (ii) the Close of Business on December 31, 2008, (iii) the Close of Business on the date on which we make a public announcement (by press release, filing made with the Securities and Exchange Commission or otherwise) that our Board has determined that the Company's Section 382 Ownership Level (as defined in the Rights Plan) dropped below 25%, (iv) the time at which the rights are redeemed as provided in the Rights Plan, and (v) the time at which the rights are exchanged as provided in the Rights Plan.

Amendments.  Before the Distribution Date, our Board may amend or supplement the Rights Plan without the consent of the holders of the Rights in respect of our Class A common stock.  After the Distribution Date, our Board may amend or supplement the Rights Plan only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions, or to make any additional changes to the Rights Plan, but only to the extent that those changes do not impair or adversely affect any rights holder and do not result in the rights again becoming redeemable.  Notwithstanding the foregoing, the Company and the Rights Agent shall not supplement or amend the Rights Plan without the prior approval of the holders of a majority of the Class B common stock.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAYWS; CHANGE IN FISCAL YEAR.

On August 14, 2007, Charter Communications, Inc. filed a Certificate of Designation of Series B Junior Preferred Stock of Charter Communications, Inc. (the “certificate of Designation”) with the Secretary of State of the State of Delaware.  A copy of the Certificate of Designation is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibits are filed pursuant to Item 8.01:

Exhibit Number	Description

3.1	Certificate of Designation of Series B Junior Preferred Stock of Charter Communications, Inc., as filed with the Secretary of State of the State of Delaware on August 14, 2007.*
4.1	Form of Rights Certificate.*
4.2	Rights Agreement, dated as of August 14, 2007, by and between Charter Communications, Inc. and Mellon Investor Services LLC, as Rights Agent.*
4.3	Letter Agreement for Mirror Rights, dated as of August 14, 2007, by and among Charter Communications, Inc., Charter Investment, Inc., and Vulcan Cable III Inc.*

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.
Registrant

Dated: August 14, 2007

By:/s/ Grier C. Raclin Name: Grier C. Raclin Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Designation of Series B Junior Preferred Stock of Charter Communications, Inc., as filed with the Secretary of State of the State of Delaware on August 14, 2007.*
4.1	Form of Rights Certificate.*
4.2	Rights Agreement, dated as of August 14, 2007, by and between Charter Communications, Inc. and Mellon Investor Services LLC, as Rights Agent.*
4.3	Letter Agreement for Mirror Rights, dated as of August 14, 2007, by and among Charter Communications, Inc., Charter Investment, Inc., and Vulcan Cable III Inc.*

* filed herewith